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Exhibit 23.1

                                   Donald L. Oliver
                                  10341 Rowlock Way
                                Parker, Colorado 80134

                                    June 10, 1996

Territorial Resources, Inc.
1300 Main Street
Suite 1840
Houston, Texas 77002

Gentlemen:

I have prepared oil and gas reserve estimates for Territorial Resources, Inc., (the "Company"), for the Company's fiscal years ended March 31, 1994, 1995 and 1996. Such estimates are included in the notes to the Financial Statements of the Company which appear in the Company's annual report on Form 10-K for the fiscal year ended March 31, 1996.

I hereby consent to the identification in such Form 10-K of myself as the expert which has prepared such estimates. I also hereby consent to the inclusion of this letter as an exhibit to such Form 10-K and registration statements.

                             Very truly yours,

                             /s/Donald L. Oliver

                             Donald L. Oliver


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